                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                             RCM TECHNOLOGIES, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

[Graphic Omitted: Logo]

RCM Technologies, Inc.                                             Solutions:
2500 McClellan Avenue                                        ------------------
Pennsauken, NJ 08109                                           o Business
                                                             ------------------
Tel: 856.486.1777                                              o Technology
Fax: 856.488.8833                                            ------------------
info@rcmt.com                                                  o Resource
www.rcmt.com                                                 ------------------



                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 2003
                            ------------------------


To Our Stockholders:

   The RCM Technologies, Inc. 2003 Annual Meeting of Stockholders will be held at the law offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, on Thursday, June 19, 2003, at 6:00 p.m. local time.

   The purposes of the meeting are to:

      1. Elect one Class A director, to serve until his term expires and until his successor is elected and qualified;

      2. Ratify our Audit Committee's appointment of Grant Thornton LLP as our independent auditors for our fiscal year ending December 31, 2003; and

      3. Transact such other business as may properly come before the meeting or any adjournment(s) of the meeting.

   We have fixed April 24, 2003 as the record date for determining the stockholders entitled to vote at the meeting. You are not entitled to notice of, or to vote at, the meeting if you were not a stockholder of record at the close of business on that date.

   You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, please sign, date and promptly return the enclosed proxy to ensure that your shares will be represented at the meeting. The enclosed envelope requires no postage if mailed within the United States. Most of our stockholders hold their share in "street name" through brokers, banks and other nominees and may choose to vote their shares over the internet or by telephone instead of using the enclosed proxy card. If you wish to vote over the internet or by telephone, please follow the instructions on your proxy card. If you attend the meeting, you may revoke your proxy and vote in person.


                                                   By Order of the Board of
                                                   Directors,

                                                   /s/ Stanton Remer
                                                   -----------------
                                                   Stanton Remer
                                                   Secretary


Pennsauken, New Jersey
April 25, 2003

                             RCM TECHNOLOGIES, INC.
                             2500 McClellan Avenue
                                   Suite 350
                          Pennsauken, New Jersey 08109

                              --------------------
                                PROXY STATEMENT
                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 19, 2003


About this Proxy Statement

   Our Board of Directors is soliciting proxies to be used at our 2003 Annual Meeting of Stockholders. The meeting will be held at the law offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103 on Thursday, June 19, 2003, at 6:00 p.m. local time. This proxy statement, the notice of annual meeting and the form of proxy will be mailed to stockholders beginning on or about April 25, 2003.

                               VOTING PROCEDURES

Who Can Vote

   Only RCM common stockholders at the close of business on the record date, April 24, 2003, may vote at the annual meeting. You are entitled to cast one vote for each share of RCM common stock that you owned as of the close of business on the record date. At the close of business on the record date, there were 10,626,076 shares of RCM common stock outstanding.

How You Can Vote

   You can vote by:

   o marking your proxy card, dating and signing it, and returning it in the postage-paid envelope we have provided, or

   o  attending the meeting and voting in person.

How You Can Revoke Your Proxy or Change Your Vote

   You can revoke your proxy at any time before it is voted at the meeting by:

   o sending a written notice that you have revoked your proxy to our Secretary, Stanton Remer, at 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109,

   o  submitting a later-dated proxy card, or

   o attending the meeting, giving our Secretary written notice of your revocation and voting your shares.

   If a bank, broker or other holder of record holds your shares in its name, you must obtain a proxy card executed in your favor from the holder of record to be able to vote your shares at the meeting.

General Information on Voting

   A quorum must exist for voting to take place at the meeting. A quorum exists if holders of a majority of the outstanding shares of our common stock are present at the meeting in person or are represented by proxy at the meeting. Shares represented by a proxy marked "abstain" or "withheld" on any matter will be considered present at the meeting for purposes of determining whether there is a quorum, but will not be considered as votes FOR or AGAINST that matter. Shares represented by a proxy as to which there is a "broker non-vote" (that is, where a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have given the broker the discretionary authority to vote your shares on some but not all matters), will be considered present at the meeting for purposes of determining a quorum but will not be voted on matters as to which there is a "broker non-vote." Abstentions and "broker non-votes" will therefore have no effect on the outcome of any vote taken at the meeting.

   The director nominee will be elected by a plurality of the votes cast for the election of directors at the meeting. Thus, the nominee who receives the most votes will be elected as a director. All other matters to be voted upon at the meeting must be approved by a majority of the votes cast on those matters.

   Shares that have been properly voted and not revoked will be voted at the meeting in accordance with the instructions on your proxy card. If you sign your proxy card but do not mark your choices, Leon Kopyt or Stanton Remer, the persons named on the enclosed proxy card, will vote the shares represented by your proxy card:

   o  FOR the person we nominated for election as director; and

   o FOR the ratification of our Audit Committee's appointment of Grant Thornton LLP as our independent auditors for our fiscal year ending December 31, 2003.

   If any other matters are properly presented at the meeting for consideration, Mr. Kopyt and Mr. Remer will have the discretion to vote on those matters for you. Currently, we are not aware of any such matters.

Costs of Solicitation

   We will pay for preparing, assembling and mailing this proxy statement. Our directors, officers and employees may solicit proxies through the mails, direct communication or otherwise. None of our directors, officers or employees will receive additional compensation for soliciting proxies. We may reimburse brokerage firms and other custodians, nominees or fiduciaries for their reasonable expenses for forwarding proxy and solicitation materials to stockholders.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT


Security Ownership of Certain Beneficial Owners

   The following table lists the persons we know to be beneficial owners of at least five percent of our common stock as of March 5, 2003.


                                                                    Approximate
                                                                    Percentage
                                                                  of Outstanding
    Name and Address of Beneficial Owner       Number of Shares    Common Stock
    ------------------------------------       ----------------    ------------
Leon Kopyt ................................         900,412(1)          7.9%
   c/o RCM Technologies, Inc.
   2500 McClellan Avenue
   Suite 350
   Pennsauken, NJ 08109
Liberty Wanger Asset Management, L.P. .....       2,169,000(2)         20.4%
   227 West Monroe Street
   Suite 3000
   Chicago, IL 60606
State of Wisconsin Investment Board .......       1,493,600(3)         14.1%
   P.O. Box 7842
   Madison, WI 53707
FMR Corp. .................................       1,060,100(4)         10.0%
   82 Devonshire Street
   Boston, MA 02109
Dimensional Fund Advisors Inc. ............         920,800(5)          8.7%
   1299 Ocean Avenue
   11th Floor
   Santa Monica, CA 90401
Heartland Advisors, Inc. ..................       1,104,500(6)         10.4%
   789 North Water Street
   Milwaukee, WI 53202
Wellington Management Company, LLP ........         630,500(7)          5.9%
   75 State Street
   Boston, MA 02109

---------------
(1) Includes 850,000 shares issuable upon the exercise of options under our stock option plans. Also includes 38,312 shares as to which Mr. Kopyt has sole voting power in the election of directors. Mr. Kopyt disclaims beneficial ownership of these 38,312 shares.

(2) Based on a Schedule 13G, dated February 12, 2003, filed with the Securities and Exchange Commission (the "Commission") by Liberty Wanger Asset Management, L.P., a registered investment advisor, on behalf of itself, its general partner, Wanger Asset Management, Ltd., and its clients, Liberty Acorn Investment Trust and Wanger Advisors Trust. The
     Schedule 13G states that Wanger Asset Management, L.P. and Wanger Asset Management, Ltd. share voting and dispositive power as to all of these shares. The Schedule 13G also states that Liberty Acorn Trust has shared voting and dispositive power as to 786,000 of these shares, or 7.4% of RCM's outstanding common stock. The Schedule 13G also states that Wanger Advisors Trust has shared voting and dispositive power as to 753,000 of these shares, or 7.1% of RCM's outstanding common stock.

(3) Based on a Schedule 13G, dated February 14, 2003, filed with the Commission. The Schedule 13G states that the State of Wisconsin Investment Board has sole voting and dispositive power as to all of these shares.

                                             (Footnotes continued on next page)

(Footnotes continued from previous page)

(4) Based on a Schedule 13G, dated February 10, 2003, filed with the Commission by FMR Corp., a parent holding corporation, on behalf of itself, Edward C. Johnson III and Abigail P. Johnson. The Schedule 13G states that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment advisor, is the beneficial owner of all of these shares as a result of acting as investment adviser to various registered investment companies, including Fidelity Low Priced Stock Fund which owns 1,053,000 of the shares listed in the table. FMR Corp. and its chairman, Edward C. Johnson III, through FMR Corp.'s control of Fidelity Management & Research Company and Fidelity Low Priced Stock Fund, each have sole dispositive power as to all of these shares. The Schedule 13G also states that Fidelity Low-Priced Stock Fund's Board of Trustees has sole voting power as to 1,053,000 shares.

(5) Based on a Schedule 13G, dated February 3, 2003, filed with the Commission. The Schedule 13G states that Dimensional Fund Advisors, Inc. has sole voting and investment power as to all of these shares. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of these shares.

(6) Based on a Schedule 13G, dated February 13, 2003, filed with the Commission. The Schedule 13G states that Heartland Advisors, Inc. has sole voting power as to 426,900 of these shares and sole dispositive power as to all of these shares.

(7) Based on a Schedule 13G, dated February 14, 2003, filed with the Commission. The Schedule 13G states that Wellington Management Company, LLP has shared voting and dispositive power as to all of these shares.

Security Ownership of Management

   The following table lists the number of shares of our common stock beneficially owned, as of March 5, 2003, by each director and director nominee, each of our executive officers, certain members of our senior management, and by our directors, nominees and executive officers as a group. In general, beneficial ownership includes those shares a person has the power to vote or transfer, as well as shares owned by immediate family members who live with that person.


                                                                    Approximate
                                                                    Percentage
                                                                  of Outstanding
   Name                                        Number of Shares    Common Stock
   ----                                        ----------------    ------------
   Leon Kopyt (1)..........................         900,412             7.9%
   Stanton Remer (2).......................         183,000             1.7%
   Brian A. Delle Donne (3)................         162,000             1.5%
   Norman S. Berson (4)....................         100,000               *
   Robert B. Kerr (4)......................         102,000               *
   David Gilfor (5)........................           5,000               *
   Dennis Berkey (6).......................           5,000               *
   Dennis Busel (7)........................          10,000               *
   Rocco Campanelli (8)....................          54,000               *
   Kenneth Kutz (9)........................          20,000               *
   Leonard Lufrano (10)....................          10,000               *
   Kevin D. Miller (11)....................         164,000             1.5%
   John Pringle                                           0              --
   All directors and executive officers as
    a group (13 persons) (12)                     1,715,412            14.0%

---------------

*    Represents less than one percent of our outstanding common stock.



                                             (Footnotes continued on next page)

(Footnotes continued from previous page)

(1) Includes 850,000 shares issuable upon the exercise of options under our stock option plans and 38,312 shares as to which Mr. Kopyt has sole voting power in the election of directors. Mr. Kopyt disclaims beneficial ownership of these 38,312 shares.

(2) Consists of 65,000 shares issuable upon the exercise of options under our stock option plans.

(3) Includes 150,000 shares issuable upon the exercise of options under our stock option plans.

(4) Includes 100,000 shares issuable upon the exercise of options under our stock option plans.

(5) Includes 5,000 shares issuable upon the exercise of options under our stock option plans and excludes 5,000 shares, issuable upon the exercise of options under our stock option plans, none of which were exercisable within 60 days after the record date.

(6) Includes 5,000 shares issuable upon the exercise of options under our stock option plans and excludes 83,333 shares, issuable upon the exercise of options under our stock option plans, none of which were exercisable within 60 days after the record date.

(7) Includes 10,000 shares issuable upon the exercise of options under our stock option plans and excludes 15,000 shares, issuable upon the exercise of options under our stock option plans, none of which were exercisable within 60 days after the record date.

(8) Includes 47,000 shares issuable upon the exercise of options under our stock option plans and excludes 62,000 shares, issuable upon the exercise of options under our stock option plans, none of which were exercisable within 60 days after the record date.

(9) Includes 20,000 shares issuable upon the exercise of options under our stock option plans and excludes 30,000 shares, issuable upon the exercise of options under our stock option plans, none of which were exercisable within 60 days after the record date.

(10) Includes 10,000 shares issuable upon the exercise of options under our stock option plans and excludes 83,333 shares, issuable upon the exercise of options under our stock option plans, none of which were exercisable within 60 days after the record date.

(11) Includes 144,000 shares issuable upon the exercise of options under our stock option plans.

(12) Includes 1,606,000 shares issuable upon the exercise of options under our stock option plans.

Voting Arrangements

   On February 5, 1996, we issued and sold 276,625 shares of our common stock to Limeport Investments, LLC in a private placement transaction. In conjunction with this transaction, Limeport granted Mr. Kopyt an irrevocable proxy entitling him to vote those shares solely in connection with the election of our directors. We believe that, as of March 5, 2003, Limeport beneficially owned 38,312 shares of our common stock.

   If Mr. Kopyt ceases to serve as our Chairman, Chief Executive Officer and President, the Limeport voting arrangement and the proxy granted will terminate immediately.

                                   PROPOSAL 1
                            ------------------------
                             ELECTION OF DIRECTORS

   Our Board of Directors is divided into three classes. Each of the three classes currently has two directors. Only one Class A director, however, is standing for re-election at this year's meeting. Directors are elected to staggered three-year terms and will serve until their successors have been elected and qualified.

   The terms of our Class A directors, Norman S. Berson and Brian A. Delle Donne, expire at this year's annual meeting. The Class B directors, Robert B. Kerr and David Gilfor, will serve until the annual meeting in 2004. The Class C directors, Leon Kopyt and Stanton Remer, will serve until the annual meeting in 2005.

   One Class A director will be elected at this year's annual meeting to serve a three-year term expiring at our annual meeting in 2006. Our Board has nominated Norman S. Berson to serve as a Class A director. Mr. Berson has consented to serve a term on our Board of Directors. The persons named as proxy holders on the enclosed proxy card, Mr. Kopyt and Mr. Remer, intend to vote FOR the election of Mr. Berson unless you mark a contrary instruction on your proxy card. Unless you indicate otherwise on your proxy card, if Mr. Berson is unable to serve as a director at the time of this year's annual meeting, Mr. Kopyt or Mr. Remer will vote FOR the election of another person that the Board may nominate in his place.

   OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF NORMAN S. BERSON AS CLASS A DIRECTOR.

Nominee for Election as Director

Class A Director Nominee

Norman S. Berson, Director since 1987, age 76

   Mr. Berson has been a shareholder in the law firm of Fineman & Bach, P.C. of Philadelphia, Pennsylvania since 1981. Previously, Mr. Berson was a member of the House of Representatives of the Commonwealth of Pennsylvania for 17 years.

Current Board Members

Class A Director

Brian A. Delle Donne, Director since 2000, age 45

   Mr. Delle Donne has been our Chief Operating Officer since June 1999 and served as our Executive Vice President of Operations from April 1998 to June 1999. Mr. Delle Donne served as President of Knight Facilities Management, a global planning, engineering and management consulting firm from 1997 to 1998 where he was responsible for strategic outsourcing services. From 1989 to 1995, Mr. Delle Donne served as Senior Vice President of Ogden Projects, Inc. and as President and Chief Operating Officer of its subsidiary, Ogden Environmental Services. Mr. Delle Donne currently serves on the Board of Directors of UMS Group, Inc., a privately held international management consulting firm providing services to power utilities around the world.

   Mr. Delle Donne will not stand for re-election at this meeting. He remains an active member of our management team.

Class B Directors

Robert B. Kerr, Director since 1994, age 60

   Mr. Kerr is a founding partner of Everingham & Kerr, Inc., a merger & acquisition consulting firm located in Haddon Heights, New Jersey, which has served small and medium-sized manufacturing, distribution and service businesses since 1987.

David Gilfor, Director since 2001, age 55

   Mr. Gilfor was appointed by the Board of Directors on December 21, 2001 to fill a board vacancy resulting from the death of Woodrow B. Moats, Jr. Mr. Gilfor is a member of the information technology department of Goldenberg Rosenthal, LLP, a regional accounting and consulting firm located in Jenkintown, Pennsylvania. Previously, Mr. Gilfor was the owner of a computer networking and distributing firm located in Philadelphia, Pennsylvania.

Class C Directors

Leon Kopyt, Director since 1991, age 58

   Mr. Kopyt has been our President, Chief Executive Officer and Chairman of the Board since 1992. Previously, Mr. Kopyt served as our Chief Financial Officer and Treasurer from 1992 to 1994, and as our Chief Operating Officer from May 1990 to January 1992.

Stanton Remer, Director since 1992, age 53

   Mr. Remer has been our Chief Financial Officer, Secretary and Treasurer since 1994. Previously, Mr. Remer held positions as a Managing Partner of a northeast regional accounting firm and Chief Financial Officer of Sterling Supply Corporation. Mr. Remer is a Certified Public Accountant.

                             OUR EXECUTIVE OFFICERS


   The following table lists our executive officers as of December 31, 2002 and certain members of our senior management. Our Board elects our executive officers annually for terms of one year and may remove any of our executive officers with or without cause.

                            Name                                Age                              Position
                            ----                                ---                              --------
   Executive Officers:
   Leon Kopyt............................................       58       Chairman, Chief Executive Officer,
                                                                         President and Director
   Stanton Remer.........................................       53       Chief Financial Officer, Treasurer,
                                                                         Secretary and Director
   Brian A. Delle Donne..................................       46       Chief Operating Officer

   Senior Management:
   Dennis Berkey.........................................       54       Senior Vice President
   Dennis Busel..........................................       38       Regional Vice President
   Rocco Campanelli......................................       52       Executive Vice President
   Kenneth Kutz..........................................       61       Senior Vice President
   Leonard Lufrano.......................................       52       Senior Vice President
   Kevin D. Miller.......................................       36       Senior Vice President
   John Pringle..........................................       50       Senior Vice President


   The business experience of Messrs. Kopyt, Remer and Delle Donne is summarized in "Proposal 1 - Election of Directors."

   Dennis Berkey has served as a Senior Vice President of RCM since May 1999. Previously, Mr. Berkey was a founder of Business Support Group of Michigan, Inc., a business we acquired in 1999. Mr. Berkey has in excess of 16 years of experience in software development, information systems management, ERP consulting and related project management.

   Dennis Busel has served as Eastern Regional Vice President of RCM since February 2000. Mr. Busel's primary responsibilities are in the Information Technology ("IT") Services sector in the North East Region, Mr. Busel has over 17 years experience in the IT services industry including a Senior management role at Robert Half, International where he led the launch of the IT Consulting Division. He has provided leadership for teams in size ranging from 6 to 400 people on a local and national level. Mr. Busel has been instrumental in establishing service offerings, promoting sales, and directing the operations and delivery for both resource management and project organizations.

   Rocco Campanelli has served as an Executive Vice President of RCM since June 1999. From September 1995 until June 1999, Mr. Campanelli served as a Senior Vice President of RCM and our General Manager of Professional Engineering. Previously, Mr. Campanelli was a Senior Vice President of Operations and Marketing for Cataract, Inc., a business we acquired in August 1995. From the time he joined Cataract in 1988 until August 1995, Mr. Campanelli held the position of Northeast Regional Manager and Vice President of Operations.

   Kenneth Kutz has served as a Senior Vice President of RCM since January 1997. Mr. Kutz has over 31 years of Information Technology sales and marketing experience with International Business Machines, Control Data and Camax Systems as well as Programming Alternatives of Minnesota, Inc., a business acquired by RCM in January 1997. Mr. Kutz has managed business units that sold software, computer services and professional services in the United States, Canada, Europe and Asia.

   Leonard Lufrano has served as a Senior Vice President of RCM since August 1999. From 1995 to July 1999, Mr. Lufrano was President and Founder of Seaview Consulting, Inc., a business we acquired in August 1999. Mr. Lufrano previously served as a founding partner of Funaro-Lufrano Associates, Inc. for the period 1973 to 1994 where his responsibilities included management, marketing, strategic development and business planning.

   Kevin D. Miller has served as a Senior Vice President of RCM since January 1998. Previously, Mr. Miller was a consultant to RCM from July 1997 through December 1997. From 1996 until July 1997, Mr. Miller served as an Associate in the corporate finance department of Legg Mason Wood Walker, Incorporated. From 1995 to 1996, Mr. Miller was a business consultant for the Wharton Small Business Development Center. Mr. Miller previously served as a member of both the audit and corporate finance groups at Ernst & Young, LLP. Mr. Miller is a Certified Public Accountant.

   John Pringle has served as Western Region Senior Vice President of RCM since November 2001. Mr. Pringle's primary responsibilities are in the IT Services sector in the Western Region. Mr. Pringle has over 22 years experience in the IT services industry. Mr. Pringle's experience includes leadership skills relating to the implementation and establishment of Solutions Practice focused on Oracle, e-Solutions and system integration.

                             EXECUTIVE COMPENSATION


Summary of Executive Compensation

   The following table lists cash and other compensation paid to, or accrued by us for, our chief executive officer and each of the persons who, based upon total annual salary and bonus, was one of our other four most highly compensated executives for our fiscal year ended December 31, 2002. The information is presented for each individual for our last three fiscal years.

                           Summary Compensation Table


                                                                                                                Long-Term
                                                                      Annual Compensation                      Compensation
                                                             --------------------------------------    ----------------------------
                                                                                                         Awards
                                                                                                       Securities
                                                                                                       Underlying
                                                   Fiscal                             Other Annual      Options/       All Other
Name and Principal Position                         Year      Salary      Bonus     Compensation(1)       SARs      Compensation(2)
 ------------------------------------------        ------    --------   --------    ---------------    ----------   ---------------
Leon Kopyt .....................................    2002     $400,000   $100,000           0                  0         $11,546
President and CEO                                   2001      400,000    100,000           0                  0          10,689
                                                    2000      350,000    236,399           0            100,000          11,930

Brian A. Delle Donne ...........................    2002     $300,000   $ 35,000           0                  0         $11,738
Chief Operating Officer                             2001      300,000     50,000           0                  0          10,869
                                                    2000      240,865    125,000           0            100,000           9,798

Stanton Remer ..................................    2002     $175,000   $ 35,000           0                  0         $   182
CFO, Treasurer and Secretary                        2001      175,000     35,000           0                  0           4,791
                                                    2000      150,000     94,559           0             75,000           4,627

Rocco Campanelli ...............................    2002     $150,000   $150,000           0             25,000         $ 5,096
Executive Vice President                            2001      150,000    276,095           0             37,000           6,317
                                                    2000      140,000     89,295           0             15,000           9,798

Kevin D. Miller ................................    2002     $200,000   $ 30,000           0                  0         $ 1,034
Senior Vice President                               2001      200,000     30,000           0                  0           1,414
                                                    2000      175,000     80,000           0             75,000           1,408

---------------

(1) During fiscal 2000, 2001 and 2002, certain of the officers named in this table received personal benefits not reflected in the amounts of their respective annual salaries or bonuses. The dollar amount of these benefits did not, for any individual in any fiscal year, exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for that individual in any year.

(2) This amount represents (i) premiums we paid in 2002, 2001 and 2000, respectively, for life and disability insurance on certain of the officers named in this table as follows: Leon Kopyt: $182, $164 and $2,357; Brian A. Delle Donne: $182, $164 and $225; Stanton Remer: $3,579, $3,541 and $3,377; Rocco Campanelli: $182, $164 and $0; and Kevin Miller:
     $182, $164 and $0; (ii) premiums we paid in 2002, 2001 and 2000, respectively, for medical insurance on certain of the officers named in this table as follows: Leon Kopyt: $11,364, $9,276 and $8,323; Brian A. Delle Donne: $11,556, $9,456 and $8,323; Stanton Remer: $0, $0 and $0;
     Rocco Campanelli: $4,914, $4,903 and $0; and Kevin Miller $852, $0 and $0 respectively; and (iii) matching contributions of $1,250 apiece that we made during our fiscal years ended December 31, 2001 and 2000 for each of the officers named in this table in accordance with RCM's retirement savings plan adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. There were no matching contributions made by the Company for the year ended December 31, 2002.

Options Granted to Our Executives in Fiscal 2002

   The following table lists information regarding the options to purchase our common stock we granted to our executive officers and certain members of our senior management during our fiscal year ended December 31, 2002. During our fiscal year ended December 31, 2002, we did not grant any other options to any of our executive officers or members of our senior management listed in the summary compensation table of this proxy statement. We have never granted any stock appreciation rights.

                        Option/SAR Grants in Fiscal 2002


                                                                                                                     Potential
                                                                         Individual Grants                           Realizable
                                                      -------------------------------------------------------     Value at Assumed
                                                                                                                  Annual Rates of
                                                       Number of      % of Total                                    Stock Price
                                                      Securities     Options/SARs                                   Appreciation
                                                      Underlying      Granted to    Exercise or                  For Option Term(1)
                                                     Options/SARs    Employees in    Base Price    Expiration    ------------------
Name                                                    Granted      Fiscal Year       ($/SH)         Date         5%         10%
--------------------------------                     ------------    ------------   -----------    ----------    -------   --------
Leon Kopyt .......................................           0             --             --              --          --         --
Stanton Remer ....................................           0             --             --              --          --         --
Brian A. Delle Donne .............................           0             --             --              --          --         --
Rocco Campanelli .................................      25,000(2)        7.7%          $4.70        1/8/2012     $73,895   $187,895
Kevin D. Miller ..................................           0             --             --              --          --         --

---------------

(1) Potential realizable value is reported net of option exercise price but before taxes associated with exercise. These amounts represent assumed rates of appreciation only. Actual gains, if any, on the options are dependent upon the future performance of our common stock, and the amounts reflected in the table will not necessarily be achieved.

(2) These options are exercisable upon the achievement of certain levels of operating performance.

       Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values

   The following table lists the number of options exercised during our fiscal year ended December 31, 2002 and the number and value of options held by our executive officers and certain members of our senior management at the end of our fiscal year ended December 31, 2002. No other options were exercised during our fiscal year ended December 31, 2002 by any of our executive officers or members of our senior management listed in the summary compensation table of this proxy statement. RCM does not have any outstanding stock appreciation rights. The values listed relate solely to outstanding stock options.


                                                                              Number of Securities          Value of Unexercised
                                                                             Underlying Unexercised             In-the-Money
                                                                                  Options/SARs                  Options/SARs
                                                   Shares                      at Fiscal Year-End           at Fiscal Year-End(1)
                                                  Acquired      Value      ---------------------------    -------------------------
Name                                            on Exercise    Realized   Exercisable    Unexercisable    Exercisable   Unexercised
 --------------------------                     -----------    --------   -----------    -------------    -----------   -----------
Leon Kopyt ..................................        0            $0        850,000               0         $91,000       $
Stanton Remer ...............................        0             0        165,000               0         $             $
Brian A. Delle Donne ........................        0             0        150,000               0         $             $
Rocco Campanelli ............................        0             0         32,000          77,000         $             $26,700
Kevin D. Miller .............................        0             0        144,000               0         $             $

---------------

(1) These values represent the difference between the closing price of our common stock on The Nasdaq National Market on December 31, 2002 and the exercise price of each option, multiplied by the number of shares issuable upon the exercise of each option.

Compensation of Directors

   Our employee directors do not receive any compensation for serving on our Board or its committees, other than the compensation they receive for serving as employees of RCM.

   The Board of Directors has approved a compensation package for non-employee directors, which became effective in May 2000. Under the arrangement, each non-employee director receives a retainer fee of $24,000 per year as compensation for service on the Board. In addition to the retainer fee, each eligible non-employee director is paid meeting attendance fees of $750 for each Board Meeting and $300 for each Committee Meeting held on a date other than the date of a Board Meeting.

   All employee and non-employee directors also are eligible to receive options to purchase our common stock and stock appreciation rights under our stock option plans.

Employment Agreements

   Mr. Kopyt's employment agreement provides for an annual base salary of $400,000, vacation time and other customary benefits. In addition, the agreement provides that Mr. Kopyt's annual bonus will be based on our EBITDA, defined as earnings before interest, taxes, depreciation and amortization.

   Mr. Kopyt's employment agreement is for a term of three years and automatically extends each year for an additional one-year period. This employment agreement is terminable upon Mr. Kopyt's death or disability, or for cause, as defined in the agreement.

Change in Control and Termination of Employment Arrangements for Mr. Kopyt

   Mr. Kopyt has an agreement with us that provides him with benefits upon a change in control of RCM. Under this agreement, the remaining term of Mr. Kopyt's employment is extended for five years upon a change in control. If, during the term of Mr. Kopyt's employment following a change in control, RCM terminates Mr. Kopyt's employment other than for cause, as defined in the agreement, or Mr. Kopyt terminates his own employment for good reason, also as defined in the agreement, the provisions below will apply. The agreement defines "good reason" as, among other things, a material change in Mr. Kopyt's salary, title or reporting responsibilities, or a change in RCM's office location that requires Mr. Kopyt to relocate. This agreement includes the following provisions, each of which is effective upon Mr. Kopyt's termination other than for cause or for good reason, in either case following a change in control:

   o RCM must pay Mr. Kopyt a lump sum equal to the total amount of his salary and bonus for the remainder of the five-year term.

   o The exercise price of the 500,000 options granted to Mr. Kopyt under our 1996 Executive Stock Plan will be reduced to 50% of the average market price of our common stock for the 60 days prior to the date of termination if that price is less than the original $7.125 per share exercise price of the options.

   o RCM must pay to Mr. Kopyt an amount equal to the sum of all penalties he is assessed (including excise taxes imposed on certain parachute payments) and taxes he incurs as a result of the benefits he will receive under the agreement.

Severance Agreement for Mr. Kopyt

   On June 10, 2002, the Company entered into a Severance Agreement (the "Severance Agreement") with Mr. Kopyt. The agreement provides for certain payments to be made to Mr. Kopyt and for the continuation of Mr. Kopyt's employee benefits for a specified time after his service with the Company is terminated other than for cause, as defined in the Severance Agreement. Amounts payable to Mr. Kopyt under the Severance Agreement would be offset and reduced by any amounts received by Mr. Kopyt after his termination of employment under his current employment and termination benefits agreements, which are supplemented and not superseded by the Severance Agreement.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

   The graph below is presented in accordance with SEC requirements. You should not draw any conclusions from the data in the graph, because past results do not necessarily predict future stock price performance. The graph does not represent our forecast of future stock price performance.

   The graph below compares our total stockholder return over the five-year period ended December 31, 2002, to the cumulative total return of two indices over the same period: Total Return Index for the Nasdaq Stock Market, referred to in the graph as the Nasdaq Composite, and a peer group of staffing companies that we selected in good faith. In developing the index, each selected company is weighted based on its market capitalization measured on December 31, 2002.

   Our self-determined peer group consists of the following corporations:

        Alternative Resources Corp.        Butler International, Inc.
        Headway Corporate Resources Inc.   Judge Group, Inc.
        Kelly Services, Inc.               MPS Group, Inc. (formerly, Modis
        Spherion Corporation               Professional Services, Inc.).



                                CHART GOES HERE



   The graph assumes that $100 was invested on December 31, 1997 in each of our common stock, the Nasdaq Composite and the peer group index, and that all dividends were reinvested.

Total Return Analysis      1997      1998       1999       2000      2001       2002
---------------------     ------    ------     ------     ------    ------     ------
RCM Technologies, Inc...  $100.0    $155.9     $101.5     $ 21.3    $ 27.7     $ 23.0
Nasdaq Composite........  $100.0     141.0      261.5      157.4     124.9       86.4
Peer Group..............  $100.0      81.0       71.8       35.1      37.6       32.9

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   We believe that, during our fiscal year ended December 31, 2002, our executive officers and directors made all required filings under Section 16(a) of the Securities Exchange Act on a timely basis. Our belief is based solely on:

   o our review of copies of forms filed pursuant to Section 16(a) and submitted to us during and with respect to our fiscal year ended December 31, 2002 and

   o representations from the Company's directors, executive officers and beneficial owners of more than 10% of RCM Stock that they have complied with all Section 16(a) filing requirements with respect to 2002.

                         BOARD MEETINGS AND COMMITTEES

   Our Board of Directors has an executive committee, an audit committee and a compensation committee. The committees report their actions to the full Board at the Board's next regular meeting. The following table shows on which of our Board's committees each of our directors served, and the number of meetings held by each of our Board's committees, during our fiscal year ended December 31, 2002.

                                                        Committee
Board Member                                Executive     Audit     Compensation
------------                                ---------   ---------   ------------
Leon Kopyt................................      X
Stanton Remer.............................      X
Brian A. Delle Donne......................      X
Norman S. Berson..........................                  X
David Gilfor..............................                  X             X
Robert B. Kerr............................                  X             X
Meetings held in Fiscal 2002*.............
------------

* Our Board of Directors held three meetings in our fiscal year ended December 31, 2002. Each of our directors attended all of those meetings and all meetings of the committees on which he served. Our Board took other actions during our fiscal year ended December 31, 2002 by written consent.

General Duties of Each Committee

   The general duties of each committee are as follows:

   Executive Committee

   o  acts on behalf of our Board between meetings of the Board

   Audit Committee

   o reviews our financial and accounting practices, controls and results, reviews the scope and services of our auditors and appoints our independent auditors

   o  see "Report of the Audit Committee"

   Compensation Committee

   o  determines the compensation of our officers and employees

   o  administers our stock option plans

   Our Board of Directors does not have a nominating committee. Our directors recommend nominees for election as directors, and appoints our executive officers and committee members.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

   This report summarizes the functions and philosophical principles of the compensation committee, the components of the compensation paid to RCM's executives and other factors that the compensation committee considers in determining the compensation of RCM's executives.

Functions of the Committee

   The compensation committee's primary functions include:

   o reviewing, approving and determining the salaries, bonuses and other benefits of RCM's directors, executive officers and senior management,

   o recommending to RCM's Board amendments to existing stock option plans and the adoption of new stock option plans,

   o negotiating, reviewing, approving and determining the adoption of, or amendments to, any compensatory plans, arrangements or agreements between RCM and its executives, and

   o  establishing and reviewing management perquisites.

Compensation Philosophy

   The Company's compensation program for executives consists of three key elements:

   o  a base salary,

   o  a performance-based annual cash bonus, and

   o  periodic grants of stock options.

   Under this approach, executive compensation involves a high proportion of pay that is "at risk"- namely, the annual bonus and stock options. The variable annual bonus also is based, in significant part, on Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders. We believe that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which we operate while ensuring that executive officers are compensated in a way that advances both the short-term and long-term interests of stockholders.

Components of Compensation

   The compensation committee generally structures RCM executives' compensation through a combination of the following:

   o Base Salary: As a general rule, the compensation committee establishes base salaries for RCM's executives based upon the individual's performance and contribution to RCM. The Committee takes into account base salaries of executives in comparable positions in companies similar to RCM. Some of RCM's executives are parties to employment agreements. The salaries of those executives are based on their agreements.

   o Annual Incentive Compensation: The compensation committee provides annual incentive awards to RCM's executives to reward their contributions to RCM. Mr. Kopyt's bonus is based solely on RCM's EBITDA. Mr. Remer's bonus is determined based on a combination of EBITDA and certain other factors at the discretion of the chief executive officer. The bonuses of all other executives are determined based on RCM's operating income and certain other factors at the discretion of the chief executive officer, based on the guidelines established by the compensation committee.

   o Long-Term Incentive Compensation: The compensation committee periodically grants stock options and other RCM securities to RCM executives. The compensation committee intends the grants to be a significant portion of the total executive compensation. The grants are designed to align the interests of each RCM executive with those of the stockholders, and provide each executive with a significant incentive to manage RCM from the perspective of an owner with an equity stake in the business. Grants typically permit executives to acquire RCM's common stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (usually up to ten years). The grants provide a return to the executive only if the market price of the shares appreciates over the option term.

   The compensation committee bases the size of each executive's option grant upon the executive's:

   o  position with RCM,

   o  potential for future responsibility over the option term,

   o  performance in recent periods, and

   o  current holdings of RCM stock and options.

   The compensation committee believes that RCM's financial performance is a better indicator of executive achievement than its stock price. The compensation committee examines a number of financial indicators in assessing RCM's performance, including:

   o  net sales,

   o  operating income,

   o  net income, and

   o  earnings per share

   The compensation committee does not base compensation decisions upon any precise formula or accord any one factor greater weight than the other factors.

Compensation of Leon Kopyt, RCM's Chief Executive Officer

   Leon Kopyt, RCM's Chief Executive Officer, participates in the same programs as RCM's other executives, and receives compensation based on: the same factors as RCM's other executives, his employment agreement and a termination benefits agreement. Mr. Kopyt's overall compensation reflects his degree of policy and decision-making authority and his level of responsibility with respect to RCM's strategic direction and financial and operational results. Mr. Kopyt's compensation for 2002 was determined based on a study of the compensation of chief executive officers of other companies in the information technology industry, which have financial and corporate characteristics similar to those of RCM. Mr. Kopyt's compensation components for RCM's fiscal year ended December 31, 2002 were as follows:

   o  Base Salary: Mr. Kopyt received a base salary of $400,000.

   o Annual Incentive Compensation: Pursuant to Mr. Kopyt's incentive compensation arrangement, Mr. Kopyt received a $100,000 bonus for the fiscal year ended December 31, 2002.

   o Long-Term Incentive Compensation: Mr. Kopyt did not receive any stock option awards during the fiscal year ended December 31, 2002.

Deductibility Of Executive Compensation

   Section 162(m) of the Internal Revenue Code limits the amount of executive compensation RCM may deduct for federal income tax purposes. In general, Section 162(m) only allows a publicly held corporation to deduct up to one million dollars per year of compensation paid to certain executives. The executives whose compensation is subject to limitation under Section 162(m) are those executives who, as of the close of a corporation's taxable year, are either the chief executive officer (or an individual acting in such capacity), or an executive whose compensation is required to be reported to stockholders under the Securities Exchange Act of 1934 by reason of that executive being among the four highest compensated officers of a corporation for the taxable year (other than the chief executive officer). Performance-based compensation is not, however, subject to this deduction limitation if it meets certain requirements. One of the requirements is that performance-based compensation be payable only on the attainment of performance goals that have been approved by a corporation's stockholders. Compensation attributable to the exercise of options that are granted with an exercise price at or above the fair market value of the stock subject to the option under a stockholder-approved stock option plan meeting certain requirements is also qualified as performance-based compensation. The compensation committee has generally attempted to structure the compensation it pays to RCM's executives subject to Section 162(m) so that compensation that would exceed the one million dollar limitation otherwise imposed under Section 162(m) will qualify for the exemption noted above for performance-based compensation.

   Respectfully submitted by the members of the compensation committee of the Board of Directors:

                             Compensation Committee
                                  David Gilfor
                                 Robert B. Kerr

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Our compensation committee consists of David Gilfor and Robert B. Kerr. Neither Mr. Gilfor nor Mr. Kerr is or has been an officer or employee of RCM or any of its subsidiaries.


                                   PROPOSAL 2
                            ------------------------
             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

   Our Audit Committee has selected Grant Thornton LLP to act in the capacity of independent accountants for the current fiscal year. Ratification and approval by the stockholders will be sought by the Board of Directors for the selection of Grant Thornton LLP as independent accountants to audit our accounts and records for the fiscal year ending December 31, 2003, and to perform other appropriate services. The affirmative vote of a majority of the outstanding shares of our voting stock is required to ratify the selection of Grant Thornton LLP. In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Grant Thornton LLP, the Audit Committee will reconsider such selection.

   Audit Fees. The aggregate fees billed by Grant Thornton LLP to audit the Company's annual financial statements for the year ended December 31, 2002 and to review the financial statements included in the Company's quarterly reports on Form 10-Q during the year were $112,000.

   Financial Information Systems Design and Implementation Fees. We did not engage Grant Thornton LLP to provide advice to us regarding financial information systems design and implementation during 2002.

   All Other Fees. Grant Thornton LLP was engaged by the Company during 2002 to perform certain non-audit services. The aggregate fees billed by Grant Thornton LLP for those other services during 2002 were $24,900. All but $7,000 of those billings related to income tax advice and assistance. The balance of $7,000 related to an audit of the Company's 401(k) plan.

   The Audit Committee has considered whether Grant Thornton LLP's provision of services other than professional services rendered for the audit and review of our annual financial statements is compatible with maintaining Grant Thornton LLP's independence, and has determined that it is so compatible.

   The Audit Committee has been informed by Grant Thornton LLP that less than 50 percent of the hours expended on Grant Thornton LLP's engagement to audit our financial statement for the fiscal year ended December 31, 2002 were attributed to work performed by persons other than Grant Thornton LLP's full-time, permanent employees.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT ACCOUNTANTS FOR FISCAL 2003.

                         REPORT OF THE AUDIT COMMITTEE

   The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

   The Committee met four times during fiscal 2002 to carry out its responsibilities. The Committee schedules its meeting with a view to ensuring that it devotes appropriate attention to all its tasks. The Committee contains at least one member who is an "audit committee financial expert" as defined by the Commission.

   As part of its oversight of the Company's financial statements, the Audit Committee reviewed and discussed with both management and the Company's outside auditors all financial statements prior to their issuance. Management advised the Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Committee also discussed with Grant Thornton LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures made to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

   In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company's internal control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

   Taking all of these reviews and discussions into account, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

   All members of the Audit Committee are independent, as independence is defined in Rule 4200(a) (15) of the listing standards of the National Association of Securities Dealers.

                                Audit Committee

                             Robert B. Kerr (Chair)
                                Norman S. Berson
                                  David Gilfor

                            AUDIT COMMITTEE CHARTER

I. Audit Committee Purpose

   The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

   o  Review financial information to be provided to stockholders and others.

   o Monitor the integrity of the Company's financial reporting processing and systems of internal controls.

   o Monitor the independence and performance of the Company's independent auditors.

   o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

   The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee may retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

   The Audit Committee shall be comprised of at least three directors, each of whom shall be independent, as determined by the Board of Directors and in accordance with the applicable provisions of the Marketplace Rules of the National Association of Securities Dealers, Inc. applicable to the Nasdaq Stock Market. Audit Committee members also shall satisfy the qualification requirements of the Nasdaq Stock Market for audit committee membership.

   The Board of Directors shall appoint the members of the Audit Committee. If the Chairman of the Audit Committee is not designated or present, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

   The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Chairman of the Audit Committee shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee should communicate with management and the independent auditors quarterly to review the Company's interim financial statements and any significant findings based upon the auditors' review procedures before the Company's Quarterly Report on Form 10-Q is filed with the Securities and Exchange Commission.

III. Audit Committee Responsibilities and Duties

   Review Procedures
   -----------------

   In fulfilling its responsibilities, the Audit Committee is expected to perform the following procedures:

   1. Review and reassess the Charter of the Audit Committee at least annually and recommend to the Board of Directors, as appropriate, amendments to the Charter.

   2. Review the Company's annual audited financial statements prior to filing or distribution. In conducting its review, the Audit Committee should discuss the following matters with management and the independent auditors:

      a. The independent auditors' audit of the financial statements and its report thereon.

      b. Any significant changes required in the independent auditors' audit plan.

      c. Any significant difficulties encountered during the course of the audit (including any restriction on the scope of work or access to required information).

      d. Any significant disagreement among management and the independent auditors in connection with preparation of the financial statements.

      e. Other matters related to the conduct of the audit which are communicated to the Audit Committee under generally accepted auditing standards.

   3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

   4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 (see Item 11). The Chairman of the Committee may represent the entire Audit Committee for purposes of this review.

   5. Meet with the independent auditors and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

   Duties Relating to the Independent Auditors

   The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the stockholders. Accordingly, the Audit Committee is expected to perform the following activities with, or as they relate to, the independent auditors:

   6. Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

   7. Approve the fees and other significant compensation to be paid to the independent auditors.

   8. Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

   9. On an annual basis, the Committee should review, and discuss with the independent auditors, all significant relationships the independent auditors have with the Company that could impair the auditors' independence. This review should include, without limitation, the following:

      a. Receiving a formal written statement from the independent auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.

      b. Actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may have an impact on the objectivity and independence of the independent auditor.

  10. Review the independent auditors audit plan. This review should include a discussion of scope, staffing, reliance upon management and general audit approach.

  11. Prior to releasing the year-end earnings, discuss, out of the presence of management, the results of the audit with the independent auditors. The discussion should include the matters set forth in Item 2, as well as the following:

      a. The adequacy of the Company's internal controls, including computerized information system controls and security.

      b. Any related significant findings and recommendations of the independent auditor together with management's responses to them.

      c. The independent auditor's judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Without limiting the foregoing, the Audit Committee is expected to inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

   Other Audit Committee Responsibilities

  12. Recommend to the Board of Directors whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

  13. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's proxy statement relating to the annual meeting of stockholders.

  14. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

  15. Maintain minutes of meetings and periodically report to the Board of Directors on its activities.

  16. Periodically perform self-assessment of audit committee performance.

  17. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.

  18. Discuss and address with the independent auditors any significant issues relative to overall board responsibility that, in the judgment of the independent auditors, have been communicated to management but have not been adequately resolved.

                             STOCKHOLDER PROPOSALS

   Stockholders may submit proposals to be considered for inclusion in the proxy materials for our annual meetings. For your proposal to be included in the proxy materials for our 2003 annual meeting:

   o you must submit your proposal in writing to Stanton Remer, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109;

   o  Mr. Remer must receive your proposal no later than December 26, 2003; and

   o  your proposal must comply with the rules and regulations of the SEC.

   If you wish to present a proposal at our 2003 annual meeting but not have the proposal included in our proxy materials relating to that meeting, you must notify our Secretary of such proposal. If we do not receive notice of your proposal by March 11, 2003, the proposal will be deemed "untimely" for the purposes of Rule 14a-4(c) of the Securities Exchange Act of 1934. If the proposal is deemed "untimely," the persons named as proxies in next year's proxy materials will be entitled to vote in their discretion with respect to the proposal.

                                          By Order of the Board of Directors,

                                          /s/ Stanton Remer
                                          -----------------
                                          Stanton Remer
                                          Secretary


April 25, 2003

                             RCM TECHNOLOGIES, INC.
                              2500 McCLELLAN AVENUE
                                    SUITE 350
                        PENNSAUKEN, NEW JERSEY 08109-4613

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF THE COMPANY

The undersigned, a stockholder of RCM Technologies, Inc., a Nevada corporation (the "Company"), hereby appoints Leon Kopyt and Stanton Remer, and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the law offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103 on Thursday, June 19, 2003, at 6:00 p.m. local time, and at any adjournment or adjournments thereof, with respect to all shares of the Company's Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the following matters:

Please mark your
/X/ votes as in this example.

                                        FOR both nominees listed at
                                        right (except as marked to the
                                        contrary below)                 WITHHELD

1. The election of one Class A            / /                             / /
   director, to serve
   until the expiration of his                            Nominee:
   term and until his successor is                        Norman S. Berson
   elected and qualified or
   until his earlier resignation
   or removal.



INSTRUCTION. To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

--------------------------------------------------------------------------------

2   Ratification of the appointment by the
    Board of Directors of Grant Thornton LLP
    as independent auditors for the Company
    for the fiscal year ending December 31, 2003      / /   / /   / /

3   In their discretion, the named proxies are
    authorized to vote upon such other matters
    as may properly come before the meeting or any
    adjournment(s) thereof.                           / /   / /   / /


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF THE STOCKHOLDER GIVES NO DIRECTION, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSAL #2, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.


Signature(s)                                            Dated: __________, 2003

PLEASE DATE THIS PROXY AND SIGN ABOVE exactly as your name appears on this Proxy. If more than one person owns the shares, each owner should sign. If you are signing this proxy as an attorney, administrator, executor, guardian or trustee, please include your title. If you are signing this proxy on behalf of a corporation, please include your title.